UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 23, 2001
(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	000-30413	36-4246655
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

This filing includes all properties purchased to date which were not previously reported under the Securities Exchange Act of 1934. Further information regarding the following properties may be found in our prospectus dated February 1, 2001 and the supplements thereto.

Item 2. Acquisition or Disposition of Assets

Eisenhower Crossing, Macon, Georgia

On November 30, 2001, we purchased a newly constructed shopping center known as Eisenhower Crossing Phase I, located on approximately 88 acres and containing a total of 300,006 gross leasable square feet. The center is located at Eisenhower Parkway, in Macon, Georgia.

We purchased Eisenhower Crossing Phase I from Faison-Sofran Partnership No. II, an unaffiliated third party. Our total acquisition cost for the property as it exists at this Phase I stage, including expenses, was approximately $30,100,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $100 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access and will attract high-quality tenants. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Eisenhower Crossing Phase I was completed in 2001. The property is comprised of three single story, multi-tenant retail buildings and three outlot buildings. As of December 1, 2001, the property was 100% leased. The property will be operated as a neighborhood center shopping mall. We anticipate purchasing Phase II when it is completed.

Two tenants, Goody's (a department store) and Dick's Sporting Goods (a retail sporting goods store), will each lease more than 10% of the total gross leasable area of the property. The leases with these tenants will require the tenants to pay base annual rent on a monthly basis as follows:
	Approximate gross leasable area leased	% of total gross leasable	Base rent per square foot per	Lease	term
Lessee	(Sq. Ft.)	area	Annum ($)	beginning	to

Goody's	40,000	13%	9.25	12/01*	11/16
Option 1			10.00	12/16	11/21
Option 2			10.50	12/21	11/26

Dick's Sporting Goods	45,000	15%	9.50	12/01*	11/06
			9.79	12/06	11/11
			10.08	12/11	11/16
Option 1			10.38	12/16	11/21
Option 2			10.69	12/21	11/26
Option 3			11.01	12/26	11/31

* estimated lease start date.

For federal income tax purposes, the depreciable basis in Phase I will be approximately $23,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

As of December 1, 2001, leases are signed for a total of 300,006 square feet to 18 tenants in Phase I. The following table sets forth certain information with respect to those leases:
	Approximate gross leasable area leased		Renewal	Current annual	Base rent per square foot
Lessee	(Sq. Ft.)	Lease ends	options	rent ($)	per annum ($)

Old Navy	22,000	11/06	5 yrs.	220,000	10.00
Sally Beauty	1,500	11/06	5 yrs.	36,000	24.00
Lifeway Christian	9,000	11/06	5 yrs.	130,500	14.50
GNC	1,500	11/06	5 yrs.	28,500	19.00
Hallmark Cards	5,000	11/06	5 yrs.	88,750	17.75
Bed, Bath & Beyond	29,747	11/11	10 yrs.	297,470	10.00
Bath & Body	3,000	11/11	10 yrs.	60,000	20.00
Ross Dress	30,187	11/11	10 yrs.	324,510	10.75
Party City	10,960	11/11	10 yrs.	153,440	14.00
The Answer	4,367	11/11	10 yrs.	78,606	18.00
Payless Shoes	2,800	11/11	10 yrs.	54,600	19.50
Marshall's	30,000	11/11	10 yrs.	210,000	7.00
Michaels Crafts	23,748	11/11	10 yrs.	184,086	7.75
Famous Footwear	12,255	11/11	10 yrs.	174,634	14.25
Avenue	5,000	11/13	12 yrs.	85,000	17.00
Dick's Sporting Goods	45,000	11/16	15 yrs.	427,500	9.50
Goody's	40,000	11/16	15 yrs.	370,000	9.25
Staples	23,942	11/16	15 yrs.	227,449	9.50

We received a letter appraisal, which states that it was prepared in conformity with the Uniform Standards of Professional Practice of the Appraisal Institute by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a prospective market value for Eisenhower Crossing Phase I, as of December 1, 2001 of $30,500,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Creekwood Crossing, Bradenton, Florida

On November 27, 2001, we purchased a newly constructed shopping center known as Creekwood Crossing located on approximately 23 acres and containing 227,052 gross leasable square feet. The center is located at Route 70 and I-75, in Bradenton, Florida.

We purchased Creekwood Crossing from Creekwood Gatewood, LLC, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $23,626,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $111 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access and will attract high-quality tenants. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Creekwood Crossing was built in 2001. It is a single story, multi-tenant retail building. As of November 1, 2001, this property was approximately 99% leased. The property will be operated as a neighborhood center shopping mall.

Two tenants, K-Mart (a discount department store) and Bealls (a discount department clothing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
	Approximate gross leasable area leased	% of total gross leasable	Base rent per square foot per	Lease	term
Lessee	(Sq. Ft.)	area	annum ($)	beginning	to

K-Mart	103,015	45%	8.50	04/01	03/11
			8.85	04/11	03/21
			9.10	04/21	03/26
Option 1			9.35	04/26	03/31
Option 2			9.60	04/31	03/36
Option 3			9.86	04/36	03/41
Option 4			10.10	04/41	03/46
Option 5			10.10	04/46	03/51

Bealls	66,700	29%	8.10	02/01	04/06
			8.37	05/06	04/11
			8.64	05/11	04/16
Option 1			8.85	05/16	04/21
Option 2			9.00	05/21	04/26
Option 3			9.15	05/26	04/31
Option 4			9.30	05/31	04/36
Option 5			9.45	05/36	04/41

For federal income tax purposes, the depreciable basis in this property will be approximately $18,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

As of November 1, 2001, a total 224,252 square feet was leased to 22 tenants at this property and 2,800 square feet was vacant. The following table sets forth certain information with respect to those leases:
	Approximate gross leasable area leased		Renewal	Current annual	Base rent per square foot
Lessee	(Sq. Ft.)	Lease ends	options	rent ($)	per annum ($)

Dry Clean America	1,400	12/02	1/2 yr.	25,200	18.00
Patio America	4,950	03/06	-	85,388	17.25
Friedmans Jewelers	1,470	04/06	1/5 yr.	26,460	18.00
Subway	1,400	04/06	1/5 yr.	23,850	15.25
Manatee Mattress	4,200	04/06	1/5 yr.	63,000	15.00
Desk@Home	3,150	04/06	-	52,763	16.75
All Tell Communications	1,400	05/06	1/5 yr.	24,850	17.75
LA Nails & Tan	1,400	05/06	1/5 yr.	25,200	18.00
New York Hair	2,100	06/06	1/5 yr.	37,800	18.00
Men's Quarterly Barber	1,400	06/06	1/5 yr.	25,200	16.00
Liquor Store	1,900	06/06	1/5 yr.	34,200	18.00
Great Clips	1,400	07/06	1/5 yr.	25,200	18.00
Sellars Jewelers	1,400	10/06	1/5 yr.	25,200	18.00
Ladies Workout World	1,400	11/06	-	24,500	17.50
The Puppy Shoppe	2,800	12/06	1/5 yr.	47,600	17.00
Shangri-La	2,467	01/07	1/5 yr.	38,164	15.47
LTM Party Store	11,400	05/08	1/7 yr.	148,200	13.00
Fashion Bug Plus	4,000	07/11	2/5 yr.	52,000	13.00
Peaches Restaurant	2,800	08/11	1/10 yr.	47,100	17.00
Pearle Vision	2,100	12/11	2/10 yr.	35,750	17.00
Bealls	66,700	03/16	5/5 yr.	540,000	8.10
K-Mart	103,015	04/26	5/5 yr.	875,628	8.50
Vacant	2,800

In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

The following tables sets forth lease expirations for this property for the next ten years, assuming that no renewal options are exercised:
Year ending	Number of leases	Approx. gross leasable area of expiring leases	Annual base rent of expiring leases	Total annual base rent	Average base rent per square foot under expiring leases	Percent of total building gross leasable area represented by expiring leases	Percent of annual base rent represented by expiring leases
December 31,	Expiring	(Sq. Ft.)	($)	($)	($)	(%)	(%)

2001	-	-	-	2,283,664	-	-	-
2002	1	1,400	25,200	2,283,664	18.00	.62	1.10
2003	-	-	-	2,260,389	-	-	-
2004	-	-	-	2,270,632	-	-	-
2005	-	-	-	2,320,102	-	-	-
2006	14	30,370	548,854	2,327,613	18.07	13.38	23.58
2007	2	13,867	239,415	1,811,773	17.27	6.11	13.21
2008	-	-	-	1,572,358	-	-	-
2009	-	-	-	1,574,458	-	-	-
2010	-	-	-	1,574,458	-	-	-

For purposes of the above table, the "total annual base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This is not indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

We received an appraisal, which states that it was prepared in conformity with the Uniform Standards of Professional Practice of the Appraisal Institute by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported an "as is" market value for the Creekwood Crossing, as of November 5, 2001, of $23,750,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Item 5. Other Items

Eckerd Drug Store, Greenville, South Carolina

On November 30, 2001, we purchased an existing freestanding retail property known as the Greenville Eckerd Drug Store containing 10,908 gross leasable square feet. The property is located at Augusta Road and White Horse Road in Greenville, South Carolina.

We purchased the Greenville Eckerd Drug Store from Eckerd, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $2,805,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $256 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

Anderson Central Shopping Center, Anderson, South Carolina

On November 30, 2001, we purchased an existing shopping center known as Anderson Central Shopping Center located on approximately 28 acres and containing 223,211 gross leasable square feet. The center is located at Highway 651, in Anderson, South Carolina.

We purchased Anderson Central Shopping Center from Fletcher Bright Company, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $15,746,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $70 per square foot of leasable space.

We purchased this property with our own funds and subject to an existing loan with a balance of $11,700,000. The current lender agreed to a $700,000 principal paydown on the balance and modified the existing loan to require interest only payments at a rate of 7.625% per annum, to mature August 2003.

The Brandon Boulevard Shoppes, Valrico County, Florida

On November 21, 2001, we purchased an existing shopping center known as Brandon Boulevard Shoppes located on approximately 12 acres and containing 85,377 gross leasable square feet. The center is located at 1930 East Highway 60 and Valrico Road, in Valrico, Florida.

We purchased the Brandon Boulevard Shoppes from RIG Brandon Boulevard, LLC, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $9,448,500. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

Aberdeen Square, Palm Beach County, Florida

On October 23, 2001, we purchased an existing shopping center known as the Aberdeen Square located on approximately 7.8 acres and containing 70,555 gross leasable square feet. The center is located at Le Chalet Boulevard and Military Trail, in Palm Beach County, Florida.

We purchased Aberdeen Square from Aberdeen Square Associates, Ltd., an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $6,675,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

Stonebridge Square Shopping Center, Roswell, Georgia

On September 28, 2001, we made a $2,860,000 capital contribution to Hendon Stonebridge, LLC in exchange for a 65% membership interest in Hendon Stonebridge, LLC. Hendon Stonebridge, LLC owns 100% of a fee simple interest in one retail property known as Stonebridge Square Shopping Center, which is located on approximately 23 acres and contains 160,188 gross leasable square feet. The property is located on the 600 block of Crossville Road, Hwy. 92, and Woodstock Road, in Roswell, Georgia.

We also have an option, exercisable not sooner than April 1, 2002 and not later than April 30, 2002, to acquire the remaining 35% interest in Hendon Stonebridge, LLC for a sum not to exceed $21,260,659 in total. If we elect to exercise our option, we would in effect assume an existing construction loan (described below) and acquire Stonebridge Square Shopping. Until we exercise our option or redeem our membership interest, we will receive a preferred cash flow return, paid monthly, at an annualized rate of 15% on our investment. If we choose not to exercise our option, our membership interest can be redeemed for a price equal to our capital contributions plus any accrued and unpaid amounts relating to our 15% preferred return. Stonebridge Square Shopping Center is currently subject to an existing construction loan with a principal balance of $16,900,000. Our capital contribution was used by Hendon Stonebridge, LLC to pay in full a $2,860,000 loan from Heller Financial that was outstanding on the property at the time of our capital contribution.

We acquired the membership interest in this property with our own funds. However, if we acquire the 35% interest we do not now own, we expect to place financing on the property at a later date.

Acworth Avenue Retail Shopping Center, Acworth, Georgia

On December 28, 2000, we purchased approximately 2.72 acres of unimproved land situated in front of a new Home Depot store in Acworth, Georgia. We purchased this property with the intention of developing a 16,130 square foot shopping center to be known as Acworth Avenue Retail Shopping Center. The property is located on the south side of U.S. Highway 41, between Acworth Due West Road and Mars Hill Road in Acworth, Cobb County, Georgia.

We purchased the land from Home Depot U.S.A., Inc., an unaffiliated third party. Our total acquisition cost of the land, including expenses, was approximately $958,000. Through December 1, 2001, we have incurred approximately $1,681,000 of costs in the development of the project. We expect additional development cost of approximately $29,000, for a total cost of approximately $2,668,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant.

We financed the construction of this property with our own funds. However, we expect to place financing on the property at a later date.

We anticipate the interior buildout of the property will be completed and tenants will begin to occupy the property by the end of 2001. The center is a one-story, multi-tenant retail building. The center is anchored by a Home Depot store, which is not owned by us. As of December 1, 2001, leases have been signed for approximately 8,730 square feet, or approximately 55% of the center.

Item 7. Financial Statements and Exhibits.

To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the registrant hereby undertakes to file financial statements required in response to this item on an amendment to this Current Report on Form 8-K no later than 60 days after December 12, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By: /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Title: President, Chief Operating Officer, Treasurer, Chief Financial Officer

Date: December 12, 2001